EXHIBIT 10.13

WorldCom Service Agreement

MCI WORLDCOM COMMUNICATIONS, INC.		INTERCEPT, I NC.
500 Clinton Center Drive, Bldg 4		3150 Holcomb Bridge Road
Clinton, MS 39056		Norcross, GA 30071

By:	/s/ [ILLEGIBLE]	By:	/s/ MIKE SULPY

Name:		Name	MIKE SULPY

Title:		Title:	EVP

Date:	4-21-02	Date:	4/16/02

ACCEPTANCE DEADLINE. This Agreement is binding upon execution by both parties. Acceptance of this Agreement by WorldCom is subject to Customer meeting WorldCom’s standard credit terms and conditions which may be based on commercially available credit reviews and to which Customer hereby consents. This Agreement shall be of no force and effect and the offer contained herein shall be deemed withdrawn unless this Agreement is executed by Customer and delivered to WorldCom on or before May 17, 2002.

This Agreement for WorldCom Services, together with any Attachments and Schedules made part hereof (“Agreement”), is made by and between MCI WORLDCOM Communications, Inc. (“WorldCom”), on behalf of itself and its affiliates and successors and Intercept, Inc. (“Customer”). WorldCom or its providing affiliate will provide to Customer the Services as set forth herein. The rates, discounts, charges and credits set forth herein shall be effective the first day of the second full billing cycle following the acceptance and execution of this Agreement by WorldCom. (“Effective Date”).

TERMS AND CONDITIONS

1.     SERVICES. WorldCom will provide to Customer the international, interstate, intrastate and local telecommunications services (“Services”) identified in Attachment A to this Agreement.

2.     TARIFF AND GUIDE. WorldCom’s provision of Services to Customer will be governed by WorldCom’s international, interstate and state tariffs (“Tariff(s)”) and WorldCom’s “Service Publication and Price Guide” (“Guide”), each as supplemented by this Agreement. This Agreement incorporates by reference the terms of each such Tariff and the Guide. When any Tariff provisions are canceled, Services will continue to be provided pursuant to this Agreement, as supplemented by the terms and conditions contained in the Guide, which will contain WorldCom’s standard rates, product descriptions, terms and conditions that formerly had been tariffed. The Guide is incorporated herein by reference and will be available to Customer on WorldCom’s internet website (www.worldcom.com) and at WorldCom’s offices during regular business hours at 500 Clinton Center Drive, Clinton, Mississippi 39056. The Company may modify the Guide from time to time, and any modification made will become effective and binding on Customer beginning on the first day of the next monthly billing cycle, provided that no change shall become effective and binding on Customer until it has been posted in the Guide for at least fifteen (15) calendar days. Tariffs may be modified from time to time in accordance with law. The contractual relationship between WorldCom and Customer shall be governed by the following order of precedence: (a) Tariffs; (b) provisions in this Agreement that expressly apply in lieu of, or that apply in addition to, provisions contained in Tariffs and/or the Guide; and (c) provisions contained in the Guide.

3.     TERM. The “Initial Term” shall begin on the Effective Date and end upon the completion of thirty-six (36) months. The Agreement will be automatically extended (“Extended Term”) on a month-to-month basis upon the expiration of the Initial Term, unless either party has delivered written notice of its intent to terminate the Agreement at least thirty (30) days prior to the end of the Initial Term. Either party may terminate this Agreement during the Extended Term upon thirty (30) days prior written notice. “Term” shall mean the Initial Term and the Extended Term.

4.     MINIMUM ANNUAL VOLUME COMMITMENT (“AVC”). Customer agrees to pay WorldCom no less than Seven Hundred Twenty Thousand Dollars ($720,000) in Total Service Charges (as hereinafter defined) during each Contract Year. A “Contract Year” shall mean each consecutive twelve-month period of the Term commencing on the Effective Date. During each monthly billing period of the Extended Term, Customer’s Total Service Charges must equal or exceed one-twelfth (1/12) of the AVC. “Total Service Charges” shall mean all charges for Services provided under this Agreement, after the application of all discounts and credits, and shall specifically exclude: (i) taxes, tax-like charges and tax-related surcharges; (ii) charges for equipment and colocation; (iii) charges incurred for goods or services where WorldCom or WorldCom affiliate acts as agent for Customer in its acquisition of goods or services; (iv) non-recurring charges; (v) “Governmental Charges” as defined below; and (vi) other charges expressly excluded by this Agreement.

5.     UNDERUTILIZATION CHARGES. If, in any Contract Year during the Initial Term, Customer’s Total Service Charges do not meet or exceed the AVC, then Customer shall pay: (a) all accrued but unpaid usage and other charges incurred under this Agreement; and (b) an “Underutilization Charge” equal to the difference between the AVC and Customer’s Total Service Charges during such Contract Year.

6.     EARLY TERMINATION CHARGES. If: (a) Customer terminates this Agreement during the Term for reasons other than Cause; or (b) WorldCom terminates this Agreement for Cause pursuant to the Sections entitled “Termination for Cause” or “Termination by WorldCom,” then Customer will pay, within thirty (30) days after such termination: (i) all accrued but unpaid charges incurred through the date of such termination, plus (ii) an amount equal to fifty percent (50%) of the AVC for each Contract Year (and a pro rata portion thereof for any partial Contract Year) remaining in the unexpired portion of the Term on the date of such termination, plus (iii) a pro rata portion of any and all credits received by Customer.

7.     RATES AND CHARGES. Customer agrees to pay the rates and charges set forth in this Agreement. In the event Customer receives services that are not the subject of rates, charges and discounts expressly set forth in this Agreement, Customer shall pay WorldCom’s standard rates as set forth in the Tariffs, (or Guide, if applicable) for those services. Further, for any services purchased after the expiration of the Term, Customer shall pay WorldCom’s standard rates as set forth in the Tariffs, (or Guide, if applicable) for those services.

8. GOVERNMENTAL CHARGES. WorldCom may adjust its rates and charges or impose additional rates and charges in order to recover amounts it is required or permitted by governmental or quasi-

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION

governmental authorities to collect from or pay to others in support of statutory or regulatory programs (“Governmental Charges”). Examples of such Governmental Charges include, but are not limited to, Universal Service funding, Primary Interexchange Carrier Charge cost recovery, and compensation payable to payphone service providers for use of their payphones to access WorldCom’s service.

9.     CHANGES TO THE GUIDE. If WorldCom makes any changes to the Guide or Governmental Charges which affect Customer in a material and adverse manner, Customer, as its sole remedy, may discontinue the affected Service without liability by providing WorldCom with written notice of discontinuance within sixty (60) days of such change. Customer shall pay all charges incurred up to the time of Service discontinuance. WorldCom may avoid Service discontinuance if, within sixty (60) days of receipt of Customer’s written notice, it agrees to amend this Agreement to eliminate the applicability of the material and adverse change. If a Service is discontinued hereunder, the Customer’s AVC will be reduced, as appropriate, to accommodate the discontinuance. A “material and adverse change” shall not include, nor be interpreted to include, the introduction of a new service or any new service feature associated with an existing service, including all terms, conditions and prices relating thereto.

10.     TAXES. All charges are exclusive of applicable taxes, tax-like charges, and tax-related surcharges (as such terms are defined in the Guide), which Customer agrees to pay. If Customer provides WorldCom with a duly authorized exemption certificate, WorldCom will exempt Customer in accordance with law, effective on the date WorldCom receives the exemption certificate.

11.     PAYMENT. Customer agrees to pay WorldCom for all Services within (30) days of invoice date. All payments must be made in U.S. Dollars. Payments must be made at the address designated on the invoice or other such place as WorldCom may designate. Amounts not paid on or before thirty (30) days from invoice date shall be considered past due, and Customer agrees to pay a late payment charge equal to the lessor of: (a) one and one-half percent (1.5%) per month, compounded; or (b) the maximum amount allowed by applicable law, as applied against the past due amounts. Failure to remit payment within thirty (30) days of invoice date may result, upon Customer notification, in interruption or cancellation of Services under this Agreement. If Customer does not give WorldCom written notice of a dispute with respect to WorldCom charges or taxes within six (6) months of the date of an invoice, such invoice shall be deemed to be correct and binding on Customer. At any time during the Term, WorldCom may request, and Customer shall furnish within ten (10) days of such request a bond or other form of security deposit to assure payment. Customer shall be liable for the payment of all fees and expenses, including attorney’s fees, reasonably incurred in collecting, or attempting to collect, any charges owed hereunder.

12.     TERMINATION FOR CAUSE. Either party may terminate this Agreement for Cause. As to payment of invoices, “Cause” shall mean the Customer’s failure to pay any invoice within thirty (30) days after the date of the invoice. For all other matters, “Cause” shall mean a breach by the other party of any material provision of this Agreement, provided that written notice of the breach has been given to the breaching party, and the breach has not been cured within thirty (30) days after delivery of such notice.

13.     TERMINATION BY WORLDCOM. WorldCom may discontinue service and/or terminate this Agreement immediately upon notice to Customer if: (a) Customer fails, after WorldCom’s request, to provide a bond or security deposit; (b) Customer provides false information to WorldCom regarding the Customer’s identity, creditworthiness, or its planned use of the Services; (c) interruption of service is necessary to prevent or protect against fraud or otherwise protect WorldCom’s personnel, facilities or services; or (d) Customer interferes with WorldCom’s provision of services to any other customer.

14.     CONFIDENTIAL INFORMATION. Commencing on the date Customer executes this Agreement and continuing for a period of three (3) years from the termination of this Agreement, each party shall protect as confidential, and shall not disclose to any third party, any Confidential Information received from the disclosing party or otherwise discovered by the receiving party during the Term of this Agreement, including, but not limited to, the pricing and terms of this Agreement, and any information relating to the disclosing party’s technology, business affairs, and marketing or sales plans (collectively the “Confidential Information”). The parties shall use Confidential Information only for the purpose of this Agreement. The foregoing restrictions on use and disclosure of Confidential Information do not apply to information that: (a) is in the possession of the receiving party at the time of its disclosure and is not otherwise subject to obligations of confidentiality; (b) is or becomes publicly known, through no wrongful act or omission of the receiving party; (c) is received without restriction from a third party free to disclose it without obligation to the disclosing party; (d) is developed independently by the receiving party without reference to the Confidential Information, or (e) is required to be disclosed by law, regulation, or court or governmental order.

15.     DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, WORLDCOM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY WORLDCOM SERVICES, RELATED PRODUCTS, EQUIPMENT, SOFTWARE OR DOCUMENTATION. WORLDCOM SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR TITLE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.

16.     DISCLAIMER OF CERTAIN DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE OR LOST BUSINESS, REVENUE, PROFITS, OR GOODWILL, ARISING IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF TORT, CONTRACT, INDEMNITY, WARRANTY, STRICT LIABILITY OR NEGLIGENCE, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

17.     LIMITATION OF LIABILITY. TH E TOTAL LIABILITY OF WORLDCOM TO CUSTOMER IN CONNECTION WITH THIS AGREEMENT FOR ANY AND ALL CAUSES OF ACTIONS AND CLAIMS, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS, SHALL BE LIMITED TO THE LESSER OF: (A) DIRECT DAMAGES PROVEN BY CUSTOMER; OR (B) THE AMOUNT PAID BY CUSTOMER TO WORLDCOM UNDER THIS AGREEMENT FOR THE ONE (1) MONTH PERIOD PRIOR TO ACCRUAL OF THE MOST RECENT CAUSE OF ACTION. NOTHING IN THIS SECTION SHALL LIMIT WORLDCOM’S LIABILITY: (A) IN TORT FOR ITS WILLFUL OR INTENTIONAL MISCONDUCT; OR (B) FOR BODILY INJURY OR DEATH PROXIMATELY CAUSED BY WORLDCOM’S NEGLIGENCE; OR (C) LOSS OR DAMAGE TO REAL PROPERTY OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSE D BY WORLDCOM’S NEGLIGENCE.

18.     ASSIGNMENT. Neither party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that WorldCom may assign this Agreement to an affiliate or successor without the Customer’s written consent.

19      SERVICE MARKS. TRADEMARKS AND NAME. Neither WorldCom nor Customer shall: (a) use any service mark or trademark of the other party; or (b) refer to the other party in connection with any advertising, promotion, press release or publication unless it obtains the other party’s prior written approval.

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION

20.     GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without regard to its choice of law principles. Non-U.S. Services shall be subject to applicable local laws and regulations in any countries where such Services originate or terminate, including applicable locally filed Tariffs.

21.      NOTICE. All notices, requests, or other communications (excluding invoices) hereunder shall be in writing and either transmitted via overnight courier, hand delivery or certified or registered mail, postage prepaid and return receipt requested to the parties at the following addresses. Notices will be deemed to have been given when received. Customer must provide sixty (60) days prior written notice for the disconnection of service.

With a copy to:	With a copy to:
MCI WorldCom Communications, Inc.	MCI WorldCom Communications, Inc.
500 Clinton Center Drive, Bldg 4	1133 19th Street, NW
Clinton, MS 39056	Washington, D.C. 20036
Attn: Contracts Administration	Attn: Chief Counsel/ Business Transactions
Dept of Law and Public Policy

To Customer: At the address provided on Page 1.

22.      ENTIRE AGREEMENT. This Agreement (and any Attachments and other documents incorporated herein by reference) constitutes the entire agreement between the parties with respect to its subject matter and supersedes all other representations, understandings or agreements, whether oral or written, that are not expressed herein (except that Customer shall remain liable for unpaid amounts owed therein to WorldCom by Customer) including, without limitation, that certain WorldCom On-Net Service (Option 1) Agreement previously entered into by and between WorldCom and Customer, more particularly identified as bearing contract identifier number 325642, including the Amendment bearing contract identifier number 3497, and that certain WorldCom On-Net Service (Option 2) Agreement previously entered into by and between WorldCom and Customer, more particularly identified as bearing contract identifier number 302379-02, including the Amendment bearing contract identifier number 345474. Except as otherwise set forth herein, no amendment to this Agreement shall be valid unless in writing and signed by both parties

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION

Attachment A

Services

1.     Services. For the following Services, Customer shall pay the applicable rates and receive the applicable discounts listed below, if any. Customer shall not be eligible to receive any other additional discounts, promotions and/or credits (Tariffed or otherwise). For services that receive a discount off of the Guide / Tariff rates, any change in the Guide / Tariff rates will be reflected in the invoice for the next monthly billing cycle. For services that receive a postalized rate which fluctuates with changes in the Guide / Tariff, those rates will be reviewed on the first day of January during each calendar year of the Term, and adjusted by an amount equal to the same percentage by which the corresponding standard Guide / Tariff rates were adjusted during the immediately preceding calendar year. For services with fixed rates, the rates shall remain fixed for the Term. For services and charges not specifically set forth in this Attachment. Customer shall pay WorldCom’s standard Guide / Tariff rates or charges for the applicable service.

1.1

Interstate Outbound Voice Service, including interstate Card Service. In lieu of any other discounts or rates, Customer will receive the following postalized rates per minute. These rates will not float with changes in the Guide:

(Option 1)	TERMINATION

ORIGINATION	LOCAL	SWITCHED

LOCAL	$0.0300	$0.0300

DEDICATED	$0.0300	$0.0300

SWITCHED	$0.0395	$0.0495

(Option 2)	TERMINATION

ORIGINATION	LOCAL	DEDICATED	SWITCHED

LOCAL	$0.0326	$0.0278	$0.0358

DEDICATED	$0.0278	$0.0300	$0.0300

SWITCHED	$0.0462	$0.0395	$0.0495

For Card Service, Customer will pay the Switched/Dedicated or the Switched/Switched rates, based on the type of termination.

1.2	Interstate Inbound Voice Service. In lieu of any other discounts or rates, Customer will receive the following postalized rates per minute. These rates will not float with changes in the Guide:

(Option 1)	TERMINATION

ORIGINATION	LOCAL	DEDICATED	SWITCHED

LOCAL	$0.0300	$0.0300	$0.0395

SWITCHED	$0.0300	$0.0300	$0.0495

(Option 2)	TERMINATION

ORIGINATION	LOCAL	DEDICATED	SWITCHED

LOCAL	$0.0326	$0.0273	$0.0462

SWITCHED	$0.0358	$0.0300	$0.0495

1.3	Frame Relay Service.

1.3.1

Interstate IXC Frame Relay Service (Option 1). In lieu of any other discounts or rates, Customer shall receive a fixed discount of sixty-nine percent (69%) off Interstate IXC Frame Relay Service (Option 1) port and pvc rates only, (i.e., exclusive of charges for any non-Tariffed service elements, access charges, access coordination charges, network management charges, CPE, and taxes and tax-related surcharges) which shall not fluctuate with changes in the standard list rates and/or the Tariff for Interstate IXC Frame Relay Service originating in the United States (excluding Metro Frame Relay Service). Access is additional and is not included. Enrollment and provision of Services is subject to WorldCom Network Services, Inc. Tariff F.C.C. No. 9. The discount will apply to port and pvc rates that shall be fixed as of the 01/2002 Tariff date.

1.3.2

Interstate IXC Frame Relay Service (Option 2). In lieu of any other discounts or rates, Customer shall pay the following fixed recurring port and PVC charges only (i.e., exclusive of charges for any non-Tariffed or non-Guide service elements, access charges, access coordination charges, network management charges, CPE, and taxes and tax-related surcharges) for Interstate IXC Frame Relay Service originating in the United States (excluding Metro Frame Relay Service). Access is additional and is not included.

The Port and PVC rates are fixed for the term of the Agreement and will not fluctuate with changes in the Tariffs or Guide.

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION

FRAME RELAY NETWORK RATES

PORTRATES		PVC (Simplex) RATES

CIR	Fixed	CIR	Fixed Rates

Port Speed	Rates	16 Kbps	$5.63
56/64 Kbps	$106.02	32 Kbps	$11.26
128 Kbps	$190.65	48 Kbps	$16.90
256 Kbps	$275.59	56/64 Kbps	$22.52
384 Kbps	$346.89	112/128 Kbps	$45.05
512 Kbps	$427.80	168/192 Kbps	$67.57
768 Kbps	$527.00	224/256 Kbps	$90.10
1024 MB	$719.82	280/320 Kbps	$112.62
1.536 MB	$920.39	336/384 Kbps	$135.15
3.072 MB	$1,447.70	392/448 Kbps	$157.67
4.608 MB	$1,710.27	512 Kbps	$180.20
6.144 MB	$1,922.00	504/576 Kbps	$202.72
7.680MB	$2,187.05	560/640 Kbps	$225.25
9.216 MB	$2,533.94	616/704 Kbps	$247.77
10.752 MB	$2,795.89	672/768 Kbps	$270.30
12.288 MB	$3,057.53	728/832 Kbps	$292.82
19.800 M B	$3,118.91	784/896 Kbps	$315.34
44.184 M B	$3,759.68	840/960 Kbps	$337.87
		1.024 MB	$360.39
		1.008/1.52 MB	$406.44
		1.1 20/1.280 MB	$450.49
		1.232/1.408 MB	$495.54
		1.344/1.536 MB	$540.59
		3.072 MB	$1,081.18
		4.608 MB	$1,621.77
		6.144 MB	$2,162.36
		7.680 MB	$2,702.95
		9.216 MB	$3,243.54
		10.752 MB	$3.784.13
		15.360 MB	$5,405.90
		18.432 MB	$6,487.08
		21.504 MB	$7,568.27
		24.576 MB	$8,649.45
		27.648 MB	$9,730.63
		30.720 MB	$10,811.81
		33.792 MB	$11,892.99
		36.864 MB	$12,974.17
		39.936 MB	$14,055.35
		43.008 MB	$15,136.53

1.3.3

Metro Frame Relay Service (Option 1). In lieu of any other discounts or rates, Customer shall receive a fixed discount of sixty- nine percent (69%) off Metro Frame Relay Service (Option 1) port and pvc rates only, (i.e., exclusive of charges for any non-Tariffed service elements, access charges, access coordination charges, network management charges, CPE, and taxes and tax-related surcharges) which shall not fluctuate with changes in the standard list rates and/or the Tariff for Metro Frame Relay Service originating in the United States. Access is additional and is not included. Enrollment and provision of Services is subject to WorldCom Network Services, Inc Tariff F.C.C. No. 9. The discount will apply to port and pvc rates that shall be fixed as of the 01/2002 Tariff date.

1.3.4

Metro Frame Relay Service (Option 2). In lieu of any other discounts or rates, Customer shall pay the following fixed recurring port and PVC charges only (i.e., exclusive of charges for any non-Tariffed or non-Guide service elements, access charges, access coordination charges, network management charges, CPE. and taxes and tax-related surcharges) for Metro Frame Relay Service originating in the United States. Access is additional and is not included.

The Port and PVC rates are fixed for the term of the Agreement and will not fluctuate with changes in the Tariffs or Guide.

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION

METRO FRAME RELAY NETWORK RATES

PORTRATES		PVC RATES

Port Speed	Fixed Rates	CIR	Fixed Rates

56/64K	$25.73	16K	$0.63
128K	$58.59	32K	$1.26
256K	$79.67	48K	$1.89
384k	$96.10	56/64K	$2.53
512K	$112.53	112/128K	$5.05
76SK	$126.79	168/192K	$7.58
1.536M	$155.00	224/256K	$10.10
3.072M	$437.72	280/320K	$12.62
4.608M	$517.08	336/384K	$15.16
6.144M	$580.94	392/448K	$17.68
7.680M	$661.54	512K	$20.21
9.216M	$766.32	504/576K	$22.73
10.752M	$845.37	560/640K	$25.26
12.288M	$924.42	616/704K	$27.79
19.800M*	$1,076.63	672/768K	$30.31
44.184M	$1,707.17	728/832K	$32.84
		784/896K	$35.36
		840/960K	$37.89
		1.024M	$40.41
		1.008/1.152M	$45.46
		1.120/1.280M	$50.52
		1.232/1.408M	$55.57
		1.344/1.536M	$60.62
		3.072M	$121.24
		4.608M	$181.86
		6.144M	$242.49
		7.680M	$303.11
		9.216M	$363.73
		10.752M	$424.35
		15.360M	$606.21
		18.432M	$727.45
		21.504M	$848.70
		24.576M	$969.94
		27.648M	$1,091.18
		30.720M	$1,212.42
		33.792M	$1,333.66
		36.864M	$1,454.91
		39.936M	$1,576.15
		43.008M	$1,697.39

1.4	Dedicated Leased Line.

1.4.1

Private Line (Option 1). In lieu of all other rates and discounts (Tariffed or otherwise), during each monthly billing period of the Term, for each IXC circuit listed below, Customer will pay the following rates per Voice Grade Equivalent (VGE). Access is not included and is additional.

Service Type	Mileage Band	Per (VGE Mile)	Minimum Charge

DSO	0-500	$0.53886	$60.00
DSO	501-1000	$0.36603	$60.00
DSO	1001 +	$0.1812	$60.00
DS1	0-500	$0.064995	$200.00
DS1	501-1000	$0.05019	$200.00
DS1	1001 +	$0.03171	$200.00

1.5	Promotion: Customer is eligible to enroll in the Universal Tiered Access Promotion and must abide with the terms and conditions contained therein.

1.6

Installation Waiver: WorldCom will waive the one-time installation charges and other one-time, non-recurring, standard (non-expedite) charges associated with the implementation of new domestic U.S. Services under this Agreement, except for the following three services: (i) eDSL, (ii) VPN, and (iii) PTT / third party services (including International Access and WorldCom International). Usage charges, monthly recurring charges, expedite charges, change charges, surcharges, access or egress (or related) charges imposed by third parties, taxes or tax-like surcharges, or other Governmental Charges will not be waived.

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION

2.	Credits.

2.1

MCI WorldCom Fund: The MCI WorldCom Fund (“Fund”) is subject to the terms and conditions in MCI Tariff FCC No. 1, as amended from time to time in accordance with the law. WorldCom reserves the right to change the Fund, any benefits, conditions, and/or participation in whole or in part. Fund benefits are not transferable. Any and all tax liabilities and shipping costs arising from participation in the Fund are solely the responsibility of Customer. WorldCom shall not be liable for products, services, and warranties, express or implied, of participating vendors. Customer may convert its Fund account balance to invoice credits, the credits will be applied on a pro-rata basis to Customer’s first invoice following the end of the annual period in which the Customer makes such request and in each subsequent twelve (12) month period of the Customer’s term of service. Fund deposits earned by Customer as a result of signing this Agreement are not renewable under this Agreement.

MCI WorldCom Fund Deposit Customer will receive a one-time credit equal to five percent (5%) of Customer’s AVC for each year of the Term, applied as an MCI WorldCom-Fund Deposit (“FD”).

2.2

On-Net Voice Promotions (Option 1 & 2). Customer will receive the 3 year On-Net Term Plan discounts off Intrastate service and Customer is eligible to enroll in the Enhanced Intrastate Rate Discount Promotion. Customer must abide with the terms and conditions contained therein.

3.	Qualifying Conditions. Customer represents that it satisfies the following conditions as of the Effective Date:

	3.1.	Customer usage must meet or exceed $720,000 annually.

4.

Business Downturn. In the event of a business downturn beyond Customer’s control or a divestiture of an Affiliate of Customer that significantly reduces the volume of network services required by the Customer with the result the Customer will be unable to meet its revenue and/or volume commitments under this Contract (notwithstanding Customer’s best efforts to avoid such a shortfall), MCI WorldCom and Customer will cooperate in efforts to develop a mutually agreeable alternative proposal that will satisfy the concerns of both parties and comply with all applicable legal and regulatory requirements. By way of example and not limitation, such alternative proposals may include changes in rates (in relation to the reduction in the AVC), nonrecurring charges (in relation to the reduction in the AVC), revenue and/or volume commitments, discounts, the multi-year services period and other provisions. Subject to all applicable legal and regulatory requirements, including the requirements of the Federal Communications Commission and the Communications Act of 1934 (as revised and amended), MCI WorldCom will prepare and file any tariff revisions necessary to implement such mutually agreeable alternative proposal. This provision shall not apply to change resulting from a decision by Customer to: (i) reduce its overall use of telecommunications; or (ii) transfer portions of its traffic or projected growth to carriers other than MCI WorldCom. The Customer must give MCI WorldCom sixty (60) days’ prior written notice of the conditions it believes will require the application of this provision. This provision does not constitute a waiver of any charges, including shortfall charges, incurred by the Customer prior to the time the parties mutually agree to amend or replace this Agreement.

6.	Technology Change.

6.1

In the event that (i) Customer is unable to satisfy the AVC solely as a result of a Customer’s migration from the Services set forth in this Agreement to other Services of WorldCom which are not includable in determining Customer’s compliance with the AVC (“New Services”), and (ii) Customer certifies to WorldCom in writing that: (a) it has not substituted services provided by other vendors in place of the discontinued Services and (b) it is not able to substitute for such migrated usage other telecommunications services provided to Customer by other vendors, then WorldCom agrees to reduce the AVC by the Customer’s minimum volume requirement, calculated on an annual basis, for such New Service(s) pursuant to its agreement with WorldCom governing such usage.

6.2

Following the establishment by WorldCom of a revised AVC as set forth in the immediately preceding Subsection, the revised AVC shall replace the AVC throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, Underutilization Charges and Early Termination Charges, based on the revised AVC. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised AVC, WorldCom may increase the rates provided and/or lower the discounts to Customer hereunder by sending at least thirty (30) days prior written notice thereof to Customer.

7.	Business Divestiture.

7.1

In the event that (i) Customer is unable to satisfy the AVC solely as a result of a “Business Divestiture” (as such term is hereinafter defined) and (ii) Customer certifies to MCI WorldCom in writing that: (a) it has not substituted services provided by other vendors in place of the Services and (b) it is not able to substitute for such diminished MCI WorldCom usage other telecommunications services provided to Customers by other vendors, then MCI WorldCom agrees to reduce the AVC by the product of the average monthly purchases attributable to such Business Divestiture during the six (6) months (or in the event that such Business Divestiture occurs prior to the sixth(6th) monthly billing cycle of the Term, during the monthly billing cycles since the Commencement Date) preceding such Business Divestiture multiplied by twelve (12), up to a maximum of thirty percent (30%). For purposes of this provision, “Business Divestiture” shall mean the sale of divestiture by Customer of a subsidiary, affiliate or significant operating unit that uses Services hereunder. Customer shall give MCI WorldCom immediate notice of a Business Divestiture and shall promptly provide to MCI WorldCom in writing, documentation satisfactory to MCI WorldCom which establishes that a Business Divestiture has occurred.

7.2

Following the establishment by MCI WorldCom of a revised AVC as set forth in the immediately preceding Subsection, the revised AVC shall replace the AVC throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, Underutilization Charges and Early Termination Charges, based on the revised AVC. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised AVC, MCI WorldCom may increase the rates provided and/or lower the discounts to Customer hereunder by sending at least thirty (30) days prior written notice thereof to Customer.

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION

8.

Force Majeure. Any delay in or failure of performance by either party under this Agreement (other than a failure to comply with payment or surety obligations) shall not be a breach of this Agreement if and to the extent caused by events beyond the reasonable control of the party affected, including without limitation, acts of God, embargoes, governmental restrictions, strikes, riots, wars or other military action, civil disorders, rebellion, fires, floods, vandalism, or sabotage. Market conditions and/or fluctuations (including a downturn of Customer’s business) shall not be deemed force majeure events. The party whose performance is affected by such events shall promptly notify the other party, giving details of the force majeure circumstances, and the obligations of the party giving such notice shall be suspended to the extent caused by the force majeure and so long as the force majeure continues, and the time for performance of the affected obligation hereunder shall be extended by the length of the delay caused by the force majeure event.

Please mail originals to: MCI WorldCom Sales Contracts Administration, 500 Clinton Center Drive, Bldg 4; Clinton, MS 39056
Intercept, Inc. /JCameron/NC/Harty/ClD#367208/April 15, 2002	WORLDCOM CONFIDENTIAL INFORMATION